Zumiez Inc. Announces Fiscal 2014 Fourth Quarter and Full Year Results

LYNNWOOD, WA -- (Marketwired - March 12, 2015) - Zumiez Inc. (NASDAQ: ZUMZ) a leading multi-channel specialty retailer of action sports related apparel, footwear, hardgoods and accessories, today reported results for the fourth quarter and fiscal year ended January 31, 2015.

Fourth Quarter Results
Total net sales for the fourth quarter ended January 31, 2015 (13 weeks) increased 14.0% to $258.6 million from $226.8 million in the quarter ended February 1, 2014 (13 weeks). Comparable sales for the 13-week period ended January 31, 2015 increased 8.3% compared to a 2.2% decrease for the 13-week period ended February 1, 2014. Net income in the fourth quarter of fiscal 2014 decreased 34.8% to $17.5 million, or $0.60 per diluted share, from net income of $26.9 million, or $0.89 per diluted share, in the fourth quarter of the prior fiscal year. The results for fiscal 2014 include Blue Tomato acquisition charges of $6.9 million, or approximately $0.20 per diluted share, including $6.4 million for the accrual of contingent earn-out payments and $0.5 million for the amortization of intangible assets. The results for fiscal 2013 include a $5.8 million benefit, or approximately $0.16 per diluted share, for the reversal of contingent earn-out accruals associated with the acquisition of Blue Tomato, a $3.3 million benefit, or approximately $0.07 per diluted share, for the correction of an error related to the accounting for rent expenses, and a $0.6 million expense, or approximately $0.02 per diluted share, for the amortization of intangible assets associated with the Blue Tomato acquisition. Also included in the fiscal 2013 fourth quarter results is a benefit to the provision for income taxes of $0.8 million, or approximately $0.03 per diluted share, for the release of a valuation allowance of net operating losses in foreign subsidiaries.

Full Year Results
Total net sales for fiscal 2014 (52 weeks) increased 12.0% to $811.6 million from $724.3 million in fiscal 2013 (52 weeks). Comparable sales for the 52-week period ended January 31, 2015 increased 4.6% compared to a 0.3% decrease for the 52-week period ended February 1, 2014. Net income in fiscal 2014 decreased 6.0% to $43.2 million, or $1.47 per diluted share compared to net income in the prior fiscal year of $45.9 million, or $1.52 per diluted share. Results for the fiscal year 2014 include $6.4 million, or approximately $0.19 per diluted share, for the accrual of contingent earn-out payments associated with the acquisition of Blue Tomato, and $2.3 million, or approximately $0.06 per diluted share, for the amortization of intangible assets. Results for the fiscal year 2013 include a benefit of $2.6 million, or approximately $0.08 per diluted share, for the reversal of contingent earn-out accruals associated with the acquisition of Blue Tomato, a $2.7 million benefit, or approximately $0.06 per diluted share, for the correction of an error related to the accounting for rent expenses, a $2.3 million expense, or approximately $0.06 per diluted share, for the amortization of intangible assets associated with the Blue Tomato acquisition, and $1.3 million, or approximately $0.03 per diluted share, for costs associated with the conditional settlement of a California class action wage and hour lawsuit. Also included in the fiscal 2013 results is a benefit to the provision for income taxes of $0.4 million, or approximately $0.01 per diluted share, for the release of a valuation allowance to net operating losses in foreign subsidiaries.

Cash and Current Marketable Securities
At January 31, 2015, the Company had cash and current marketable securities of $154.6 million, compared to cash and current marketable securities of $117.2 million at February 1, 2014. The increase in cash and current marketable securities is a result of cash generated through operations, partially offset by capital expenditures and stock repurchases.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "Our strong fourth quarter operating performance was an extremely gratifying way to finish fiscal 2014. The investments we've made in developing world class omnichannel capabilities, expanding our international presence and providing our people with the tools necessary to best meet the needs of our customers, helped fuel our results and fortify our leading lifestyle position. We are confident that our strategies will yield consistent earnings growth and deliver solid returns for our shareholders over the long-term."

Fiscal 2015 First Quarter Outlook
The Company is introducing guidance for the three months ending May 2, 2015. Net sales are projected to be in the range of $176 to $178 million resulting in net income per diluted share of approximately $0.08 to $0.10, which includes an estimated $1.1 million, or approximately $0.03 per diluted share, for charges associated with the acquisition of Blue Tomato. This guidance is based on an anticipated comparable sales increase in the range of 3% to 4% for the first quarter of fiscal 2015. The Company currently intends to open approximately 57 new stores in fiscal 2015, including up to 7 stores in Canada and 6 stores in Europe.

A conference call will be held today to discuss fourth quarter and fiscal 2014 year-end results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-213-8052 followed by the conference identification code of 44529050.

About Zumiez Inc.

Zumiez is a leading multi-channel specialty retailer of action sports related apparel, footwear, equipment and accessories, focusing on skateboarding, snowboarding, surfing, motocross and BMX for young men and women. As of February 28, 2015 we operated 604 stores, including 550 in the United States, 35 in Canada, and 19 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended November 1, 2014 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                            Three Months Ended
                               -------------------------------------------

                                January 31,   % of     February 1,   % of
                                   2015       Sales       2014       Sales
                               ------------  ------   ------------  ------
Net sales                      $    258,569   100.0%  $    226,838   100.0%
Cost of goods sold                  160,791    62.2%       138,959    61.3%
                               ------------  ------   ------------  ------
Gross profit                         97,778    37.8%        87,879    38.7%

Selling, general and
 administrative expenses             66,500    25.7%        47,579    20.9%
                               ------------  ------   ------------  ------
Operating profit                     31,278    12.1%        40,300    17.8%

Interest income, net                    162     0.1%           167     0.1%
Other expense, net                     (626)   (0.3%)         (682)   (0.4%)
                               ------------  ------   ------------  ------
Earnings before income taxes         30,814    11.9%        39,785    17.5%

Provision for income taxes           13,301     5.1%        12,934     5.7%
                               ------------  ------   ------------  ------

Net income                     $     17,513     6.8%  $     26,851    11.8%
                               ============  ======   ============  ======

Basic earnings per share       $       0.60           $       0.90
                               ============           ============

Diluted earnings per share     $       0.60           $       0.89
                               ============           ============

Weighted average shares used
 in computation of earnings
 per share:
  Basic                              28,989                 29,790

  Diluted                            29,295                 30,139

                                 ZUMIEZ INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)

                                           Twelve Months Ended
                               -------------------------------------------

                                January 31,   % of     February 1,   % of
                                   2015       Sales       2014       Sales
                               ------------  ------   ------------  ------
                                (unaudited)
Net sales                      $    811,551   100.0%  $    724,337   100.0%
Cost of goods sold                  524,468    64.6%       462,577    63.9%
                               ------------  ------   ------------  ------
Gross profit                        287,083    35.4%       261,760    36.1%

Selling, general and
 administrative expenses            215,512    26.6%       188,918    26.0%
                               ------------  ------   ------------  ------
Operating profit                     71,571     8.8%        72,842    10.1%

Interest income, net                    637     0.1%           711     0.0%
Other (expense) income, net            (557)   (0.1%)       (1,589)   (0.2%)
                               ------------  ------   ------------  ------
Earnings before income taxes         71,651     8.8%        71,964     9.9%

Provision for income taxes           28,459     3.5%        26,016     3.6%
                               ------------  ------   ------------  ------

Net income                     $     43,192     5.3%  $     45,948     6.3%
                               ============  ======   ============  ======

Basic earnings per share       $       1.50           $       1.54
                               ============           ============

Diluted earnings per share     $       1.47           $       1.52
                               ============           ============

Weighted average shares used
 in computation of earnings
 per share:
  Basic                              28,871                 29,810

  Diluted                            29,288                 30,206

                                 ZUMIEZ INC.
                         CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                    January 31,  February 1,
                                                        2015         2014
                                                    -----------  -----------
                       Assets
Current assets
Cash and cash equivalents                           $    20,862  $    19,634
Marketable securities                                   133,782       97,521
Receivables                                              12,653       10,294
Inventories                                              93,850       87,182
Prepaid expenses and other                               11,651       10,021
Deferred tax assets                                       6,965        5,194
                                                    -----------  -----------
  Total current assets                                  279,763      229,846

Fixed assets, net                                       135,642      127,343
Goodwill                                                 55,852       64,195
Intangible assets, nets                                  13,062       17,970
Long-term other assets                                    9,386        4,049
                                                    -----------  -----------
  Total long-term assets                                213,942      213,557

  Total assets                                      $   493,705  $   443,403
                                                    ===========  ===========

        Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                              $    32,094  $    18,343
Accrued payroll and payroll taxes                        13,047       10,581
Income taxes payable                                      4,651        4,696
Deferred rent and tenant allowances                       7,083        6,478
Other liabilities                                        24,572       21,276
                                                    -----------  -----------
  Total current liabilities                              81,447       61,374

Long-term deferred rent and tenant allowances            42,553       37,658
Long-term deferred tax liabilities                        5,738        4,649
Long-term debt and other liabilities                      4,443        4,068
                                                    -----------  -----------
  Total long-term liabilities                            52,734       46,375

                                                    -----------  -----------
  Total liabilities                                     134,181      107,749
                                                    -----------  -----------

Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000 shares
 authorized; none issued and outstanding                      -            -
Common stock, no par value, 50,000 shares
 authorized; 29,418 shares issued and outstanding
 at January 31, 2015 and 29,619 shares issued and
 outstanding at February 1, 2014                        129,094      114,983
Accumulated other comprehensive income                  (11,278)       4,710
Retained earnings                                       241,708      215,961
                                                    -----------  -----------
  Total shareholders' equity                            359,524      335,654
                                                    -----------  -----------

  Total liabilities and shareholders' equity        $   493,705  $   443,403
                                                    ===========  ===========

                                ZUMIEZ INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)

                                                       Fiscal Year Ended
                                                   ------------------------
                                                   January 31,  February 1,
                                                       2015         2014
                                                   -----------  -----------
                                                   (unaudited)  (unaudited)
Cash flows from operating activities:
Net income                                         $    43,192  $    45,948
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion                29,167       26,596
Deferred taxes                                            (610)        (978)
Stock-based compensation expense                         7,520        4,094
Excess tax benefit from stock-based compensation        (1,355)      (1,232)
Lease termination costs                                    (55)         405
Other                                                    1,164        1,842
Changes in operating assets and liabilities:
  Receivables                                           (2,990)        (739)
  Inventories                                          (10,850)      (9,968)
  Prepaid expenses and other                            (4,702)      (1,789)
  Trade accounts payable                                14,744        1,714
  Accrued payroll and payroll taxes                      2,718         (426)
  Income taxes payable                                     (23)      (1,484)
  Deferred rent and tenant allowances                    5,937        2,367
  Other liabilities                                      6,080          544
                                                   -----------  -----------
Net cash provided by operating activities               89,937       66,894
                                                   -----------  -----------

Cash flows from investing activities:
Additions to fixed assets                              (35,758)     (35,969)
Acquisitions, net of cash acquired                           -            -
Purchases of marketable securities and other
 investments                                          (125,971)    (124,129)
Sales and maturities of marketable securities and
 other investments                                      87,856      110,479
                                                   -----------  -----------
Net cash used in investing activities                  (73,873)     (49,619)
                                                   -----------  -----------

Cash flows from financing activities:
Proceeds from revolving credit facilities                6,943        4,182
Payments on long-term debt, revolving credit
 facilities and other liabilities                       (9,009)      (4,488)
Repurchase of common stock                             (19,557)     (17,556)
Proceeds from exercise of stock-based
 compensation, net of withholding tax payments           6,335        1,397
Excess tax benefit from stock-based compensation         1,355        1,232
                                                   -----------  -----------
Net cash used in financing activities                  (13,933)     (15,233)
                                                   -----------  -----------

Effect of exchange rate changes on cash and cash
 equivalents                                              (903)          13

Net increase in cash and cash equivalents                1,228        2,055
Cash and cash equivalents, beginning of period          19,634       17,579
                                                   -----------  -----------
Cash and cash equivalents, end of period           $    20,862  $    19,634
                                                   ===========  ===========

Supplemental disclosure on cash flow information:
Cash paid during the period for income taxes, net
 of refunds                                        $    28,770  $    28,105
Accrual for purchases of fixed assets                    2,372        1,491
Accrual for repurchase of common stock                       -        2,112

Company Contact:
Brian Leith
Director of Finance & Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200